PULTE CORPORATION
                 EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20052, Form S-8 No. 2-59802, Form S-8 No. 33-40102, Form S-8 No. 33-98944 and Form S-8 No. 33-99218) and the
      related Prospectuses of Pulte Corporation for the registration of shares of its common stock of our report dated January 20, 2000, with respect to the consolidated financial statements and schedule of Pulte Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.





                                                       ERNST & YOUNG LLP

      Detroit, Michigan
      March 1, 2000


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